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                                                                  EXHIBIT 1
                                                                  ---------

                                    AGREEMENT
                                    ---------
               In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Schedule 13D (and any further amendment filed by them) with respect to the shares of the Common Stock, $.01 par value, of International American Homes, Inc.

     Dated:  June 5, 1995


                                   PH PROPERTY DEVELOPMENT COMPANY
                                   JUSI HOLDINGS, INC.
                                   JACUZZI INC.
                                   USI AMERICAN HOLDINGS, INC.
                                   U.S. INDUSTRIES, INC.


                                   By:/s/ George H. MacLean
                                      -------------------------------------
                                      George H. MacLean
                                      Senior Vice President